UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2016

Lazard Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-126751	51-0278097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Rockefeller Plaza New York, NY	10112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 632-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 4, 2016, Lazard Group LLC (the “Company”) completed its previously announced offering of an aggregate principal amount of $300 million of the Company’s 3.625% Senior Notes due 2027 (the “Notes”) in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on May 29, 2014 (Registration No. 333-196350).

The Notes were issued pursuant to a Seventh Supplemental Indenture, dated November 4, 2016 (the “Seventh Supplemental Indenture”), between the Company and The Bank of New York Mellon, as trustee, to an Indenture, dated May 10, 2005 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The Notes bear interest at the rate of 3.625% per year. Interest on the Notes is payable on March 1 and September 1 of each year, beginning on March 1, 2017. The Notes will mature on March 1, 2027. The Company may, at its option, redeem some or all of the Notes at any time by paying the applicable redemption prices set forth in the Indenture and the Seventh Supplemental Indenture. In addition, holders of the Notes may require the Company to repurchase the Notes upon the occurrence of a change of control triggering event. The Notes are senior unsecured obligations of the Company and rank equally with all of its other existing and future senior unsecured indebtedness. Neither Lazard Ltd nor any of the Company’s subsidiaries will guarantee the Notes. The Indenture and Seventh Supplemental Indenture contain certain covenants, events of default and other customary provisions.

On November 1, 2016, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, the Notes.

The foregoing descriptions of the Notes, the Indenture, the Seventh Supplemental Indenture and the Underwriting Agreement are only a summary and are qualified in their entirety by reference to the full text of the Indenture, the Seventh Supplemental Indenture and the Underwriting Agreement. A copy of the Seventh Supplemental Indenture is attached hereto as Exhibit 4.1, a copy of the Indenture is attached as Exhibit 4.1 to the Company’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005, a copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and each is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01    Other Events.

On November 4, 2016, Lazard Ltd issued a press release announcing the completion of the offering of the Notes by the Company.

The Company previously announced its intention to use a portion of the net proceeds of the Notes offering to redeem or otherwise retire all $98.4 million in principal amount of its outstanding 6.85% Senior Notes due June 15, 2017 (the “2017 Notes”) in accordance with the terms of the indenture governing the 2017 Notes, and to pay fees and expenses related to the foregoing, and to use the remaining amount for general corporate purposes, including repurchases of shares of Lazard Ltd’s Class A common stock, or distributions to Lazard Ltd or its subsidiaries for the purpose of such repurchases, under the share repurchase program of Lazard Ltd and the Company.

In that regard, Lazard Ltd also announced the delivery of a notice of redemption by the Company to redeem all $98.4 million in aggregate principal amount of the Company’s outstanding 2017 Notes to all holders of the 2017 Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 1, 2016, among Lazard Group LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

4.1	Seventh Supplemental Indenture, dated as of November 4, 2016, between Lazard Group LLC and The Bank of New York Mellon, as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Company’s 3.625% Senior Notes due 2027

12.1	Computation of Ratio of Earnings to Fixed Charges of the Company

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC

By:	/s/ Matthieu Bucaille
Name:	Matthieu Bucaille
Title:	Chief Financial Officer

Date: November 4, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 1, 2016, among Lazard Group LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed on Schedule I thereto

4.1	Seventh Supplemental Indenture, dated as of November 4, 2016, between Lazard Group LLC and The Bank of New York Mellon, as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Company’s 3.625% Senior Notes due 2027

12.1	Computation of Ratio of Earnings to Fixed Charges of the Company

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 4, 2016